Exhibit 3.50

FILED -Oklahoma Secretary of State #3512590264 12/20/2016•12/20/2016 10:54 AMOKLAHOMA SECRETARY OF STATElllllllllllllllllllllllllsosJ III/IIIII/IIIIIIIIIIIIIII11111111111111\TE ARTICLES OF ORGANIZATION(Oklahoma  Limited Liability Company)Filing Fee: $100.00 .tJVV 1................--.-·· . .ttc CapitolOklahoma City. Oklahoma 73105-4897(405) 522-2520Ihereby execute  the following  articles of organization  for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2005:I.   Name of the limited liability company: (Note: The name shall contain either the words limited  liability company or limited  company or the abbreviations  LLC, LC, L.L.C. or L.C. The word limited  may be abbreviated as Ltd., and the word company may be abbreviated as Co.)LGI Homes - Oklahoma, LLC2.   Street address of its principal place of business, wherever located:1450 Lake Robbins Drive, Suite 430 The Woodlands Texas 77302 Street address(P.O. BOXES ARE NOT ACCEPTABLE) City State Zip Code 3.   E-MAIL address of the primary contact for the registered business:mbritton@lgihomes.com<•    Notice of the Annual Certificate will ONLY  be sent to the Limited Liability Company at its last known electronic mail address of record.4.   NAME and street address of the registered agent for service of process in the state of Oklahoma:(•  The registered agent shall be the limited liability company itself.an individual resident of Oklahoma,!!!: a domestic or qualified foreign corporation, limited liability company, or limited partnership.Corporation Service Company, 115 S.W. 89th Street, Oklahoma City Oklahoma 73139 NameStreet Address(P.O. BOXES ARE rill!ACCF.PTABU:)Perpetual City State Zip Code 5.   Term of existence: + You  may  state  perpetual, a  set  number  of  years,  or  a  future effective  expiration  date.Perpetual means continuous.The articles of organization must  be signed  by at least one (1) person  wbo may or may not be a member  of tbe limited  liability  company. •Signature:  Margaret Britton 12/19/2016Dated:    RECEIVED •Printed Name:    DEC  2 0 2016O: ;,::.. ·(SOS FOM 0073-07/12)01- ::iiAl